Exhibit 10.2

FORM OF

AGBA GROUP HOLDING LIMITED

SHARE AWARD SCHEME

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Scheme, save where the context otherwise requires, the following expressions have the respective meanings set opposite them:

“Adoption Date”	the date on which this Scheme is approved and adopted by the Board;

“Articles”	the articles of association of the Company from time to time;

“Award”	an award of Shares by the Board to a Selected Grantee pursuant to Paragraph 5;

“Award Agreement(s)”	the award agreement(s) entered and to be entered into by the Company or the Trustee with the Selected Grantee(s) in relation to the grant of Award(s);

“Awarded Shares”	in respect of a Selected Grantee, such number of Shares determined by the Board and granted to such Selected Grantee;

“Board”	the board of Directors from time to time and such committee or such subcommittee or person(s) delegated with the power and authority by the board of directors of the Company to administer the Scheme;

“Business Day”	any day (other than Saturday or Sunday) on which banking institutions in Hong Kong are open generally for normal banking business;

“Company”	AGBA Group Holding Limited, a company incorporated in the British Virgin Islands and whose Shares are listed on the Stock Exchange (stock code: [●]);

“Directors”	the directors of the Company;

“Eligible Person”	any Employee or director of any member of the Group, or (subject to applicable laws and regulations) any consultant, advisor or independent contractor as may be designated as an Eligible Person at the Board’s discretion from time to time;

“Employee”	any person designated as an employee, whether full time or part time, of any member of the Group including any person deemed to be an employee pursuant to applicable laws and regulations;

“Excluded Grantee”	any Grantee who is resident in a place where the settlement of the Reference Amount and the award of the Awarded Shares and/or the award of the Returned Shares and/or the vesting and transfer of Shares pursuant to the terms of the Scheme is not permitted under the laws and regulations of such place or where in the view of the Board (as the case may be) compliance with applicable laws and regulations in such place make it necessary or expedient to exclude such Grantee;

“Grantee”	any Eligible Person;

“Group”	the Company and its Subsidiaries and “member of the Group” shall be construed accordingly;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

Incapacitated”	an individual shall be deemed to be “Incapacitated”, for purposes of this Scheme and the Trust Deed, upon the receipt by the Board of (a) a certificate signed by two medical practitioners qualified to assess such matters (a “Medical Certificate”) stating that such individual is unable to understand the nature or consequences of his actions because of accident, physical or mental deterioration or other similar cause or (b) a copy of the order or decree of a court of competent jurisdiction declaring such individual to be Incapacitated. Such Incapacity shall be deemed to continue unless or until the Board receives (i) in the case of any Incapacity resulting from the receipt of the Board a Medical Certificate, a certificate to the contrary signed by two medical practitioners qualified to assess such matters, or (ii) in the case of any judicially determined Incapacity, a copy of the order or decree of a court of competent jurisdiction declaring such individual no longer to be Incapacitated, and the terms “Incapacity”, “incapacitation”, etc. shall be construed accordingly;

“Listing Rules”	the Nasdaq Stock Market Rules;

“Partial Lapse”	the lapse of a part of an Award as a result of the occurrence of one of the following events: (i) a Selected Grantee is found to be an Excluded Grantee or (ii) a Selected Grantee fails to return duly signed transfer documents prescribed by the Trustee for the relevant Awarded Shares within the stipulated period;

“Reference Amount”	the reference value of the Awarded Shares awarded to a Selected Grantee, being the closing price of the Awarded Shares on the date of the Award plus, if relevant, brokerage fee, stamp duty, Stock Exchange trading fee, investor compensation levy and such other related purchase expenses of the Trustee attributable to the Awarded Shares;

“Reference Date”	the Business Day immediately prior to the date of instruction by the Board to the Trustee to purchase any Shares as Trust Shares;

“Related Income”	all bonus shares, scrip dividends, cash dividends and cash distributions derived from the Shares, but shall not include any nil-paid rights, warrants, options and/or non-cash distributions which are derived from the Shares or the net proceeds from any sale of such rights, warrants, options and/or non-cash distributions; and for the avoidance of doubt, shall not include any Residual Cash;

“Residual Cash”	being cash remaining in the Trust Fund (including interest income derived from deposits maintained with licensed banks in Hong Kong which have not been applied in the acquisition of Shares), where applicable;

“Returned Shares”	such Awarded Shares and their Related Income which have failed to vest in accordance with the terms of the Scheme (whether as a result of a Total Lapse or a Partial Lapse or otherwise), or which were forfeited in accordance with the terms of the Scheme, or such Shares being deemed to be Returned Shares pursuant to the terms of the Scheme and/or the Trust Deed;

“Scheme”	the “Share Award Scheme” constituted by the terms hereof, in its present form or as amended from time to time in accordance with the provisions hereof;

“Selected Grantee(s)”	Grantee(s) selected by the Board pursuant to Paragraph 5.1;

“Shares”	ordinary shares in the capital of the Company;

“Stock Exchange”	the Nasdaq Capital Market;

“Subsidiary”	a company which is for the time being and from time to time a subsidiary of the Company (within the meaning given under Part 1 Division 4 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong)), whether incorporated in Hong Kong or elsewhere;

“Total Lapse”	the lapse of an Award as a result of (i) a Selected Grantee ceases to be a Grantee (including but not limited to cessation caused by dismissal with cause of a Selected Grantee by the Company but excluding cessation caused by the death or Incapacity of a Selected Grantee or the retirement of a Selected Grantee at his normal retirement date or earlier by agreement with the Company or the Subsidiary) or (ii) a Selected Grantee being convicted under the Prevention of Bribery Ordinance (Cap. 201) or (iii) the Subsidiary by which a Selected Grantee is employed or engaged ceases to be a subsidiary of the Company or (iv) an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, a solvent amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company).

For the avoidance of doubt, if a Selected Grantee dies or becomes Incapacitated at any time prior to a Vesting Date or unless otherwise determined by the Board, all the Awarded Shares will be deemed to be vested on the day immediately prior to his or her death or the date on which the Board receives the Medical Certificate or copy of order or decree of a court confirming the Incapacity of the Selected Grantee, and if a Selected Grantee retires (in accordance with the relevant law and retirement policy of the Company from time to time) at any time prior to a Vesting Date, the Board shall have absolute discretion to determine whether the Awarded Shares shall vest and if so, the Vesting Date;

“Trust”	the trust constituted by the Trust Deed;

“Trust Deed”	a trust deed in relation to the appointment of the Trustee for the administration of the Scheme entered or to be entered into between the Company and the Trustee (as restated, supplemented and amended from time to time);

“Trust Fund”	the trust fund of the Trust;

“Trust Shares”	any Shares (i) issued by the Company to the Trustee from time to time; (ii) purchased by or on behalf of the Company and delivered to the Trustee subsequently; or (ii) purchased by or on behalf of the Trustee (at the request of the Company) out of cash in the Trust Fund from time to time;

“Trustee”	the trustee or trustees for the time being of the trusts declared in the Trust Deed, and any additional or replacement trustees; and

“Vesting Date”	in respect of a Selected Grantee, the date on which such Selected Grantee’s entitlement to the Awarded Shares accrues in accordance with the conditions imposed by the Board under Paragraph 5.5 or is deemed to have accrued under Paragraph 6.1.

1.2	In this Scheme, save where the context otherwise requires:

(i)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Scheme;

(ii)	references to paragraphs are references to paragraphs of this Scheme;

(iii)	references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(iv)	expressions in the singular shall include the plural and vice versa;

(v)	expressions in any gender or neuter shall include other genders and the neuter;

(vi)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organizations, associations, enterprises, branches and entities of any other kind; and

(vii)	references to any document or agreement shall include that respective document or agreement as amended, novated, supplemented or replaced.

2.	PURPOSE OF THE SCHEME

2.1	The purposes of this Scheme are:

(i)	to recognize the contributions by the Grantees and to give incentives thereto in order to retain them for the continuing operation and development of the Group; and

(ii)	to attract suitable personnel for further development of the Group.

2.2	This Scheme document serves to set out the terms and conditions upon which the incentive arrangement for the Grantees shall operate.

3.	DURATION

Subject to any early termination as may be determined by the Board pursuant to Paragraph 10, the Scheme shall be valid and effective from the Adoption Date for a term of ten (10) years, after which period no further Awards shall be granted or accepted, but the provisions of the Scheme shall remain in full force and effect in order to give effect to the vesting of the Awards granted or accepted prior to the expiration of the period of the Scheme.

4.	ADMINISTRATION

4.1	The Scheme shall be subject to the administration of the Board in accordance with the terms stated herein and the terms of the Trust Deed.

4.2	The Trustee will hold the Shares and the income derived therefrom in accordance with the terms of the Trust Deed.

4.3	The Board may from time-to-time issue an implementation and operation manual for the Scheme.

5.	OPERATION OF THE SCHEME

5.1	The Board may, from time to time, at its absolute discretion select any Grantee (excluding any Excluded Grantee) for participation in the Scheme as a Selected Grantee. However, until so selected, no Grantee shall be entitled to participate in the Scheme.

5.2	Subject to Paragraph 7, the Board shall select Selected Grantee(s) and determine the number of Awarded Shares and inform the Trustee and the Selected Grantee(s) accordingly. The Board shall, at its discretion after having regard to the requirements under Paragraph 5.13, either:

(i)	having regard to paragraph 5.2(ii) below, cause to be issued to the Trustee such number of Shares as required by the Trustee from time to time to fulfil its obligations to transfer the Awarded Shares to the Selected Grantees upon vesting; and/or

(ii)	having regard to paragraph 5.2(i) above, cause to be paid to the Trustee such amount as needed by the Trustee to purchase such number of Shares as required by the Trustee from time to time to fulfil its obligations to transfer the Awarded Shares to the Selected Grantees upon vesting.

5.3	Once the grant of Awards to a Selected Grantee has been approved by the Board, the Board shall immediately inform the Trustee of:

(i)	the name, address, identity card/passport number and position of the Selected Grantee, and whether the Selected Grantee is a related person of the Company;

(ii)	the number of Awarded Shares for the Selected Grantee; and

(iii)	the Vesting Date and the conditions for vesting.

5.4	Prior to granting any Awards to Selected Grantees, the Board shall either (i) ensure that the Trustee has sufficient Shares in the Trust Fund to satisfy all the Awards made by the Board, or (ii) put the Trustee in fund to purchase Shares, either from the market or off-market, to satisfy all the Awards made by the Board. The Trustee shall not agree to any Awards made by the Board until the Trustee is satisfied that it has sufficient amount of Trust Shares for the Trustee to implement the Award.

5.5	Awarded Shares held by the Trustee upon the Trust and which are referable to a Selected Grantee shall vest to that Selected Grantee in accordance with the vesting schedule determined at the discretion of the Board, provided that the Selected Grantee remains at all times after the grant of the Award and on each relevant Vesting Date(s) a Grantee. The Board may also, in its absolute discretion, determine the performance, operating and financial targets and other criteria, if any, to be satisfied by the Selected Grantee or the Company before the Awarded Shares can vest. The Company shall provide the Trustee with a copy of the vesting schedule (which shall show, for each Selected Grantee, the number of Awarded Shares prospectively vesting and actually vesting). For these purposes, unless otherwise notified by the Company in writing, the Trustee may treat the vesting schedule as conclusive of the matters shown in that schedule and that, the case of vested entitlements, the Selected Grantee in question remains a Grantee on the applicable Vesting Date (or any earlier deemed date under Paragraph 5.6). The Trustee is not required to make any enquiry as to whether each such vesting schedule is correct. The Related Income shall not vest to the Selected Grantee but shall become part of the Trust Fund and be applied in accordance with Paragraph 8.1.

5.6	Notwithstanding Paragraph 5.5, unless specified otherwise in the relevant Award Agreement, in respect of a Selected Grantee who died at any time prior to a Vesting Date, or who worked for the Company or a Subsidiary (as the case may be) for no less than five (5) consecutive years and retired at his normal retirement date at any time prior to a Vesting Date, all the Awarded Shares of a Selected Grantee (or rights thereto) shall be deemed to be vested on the day immediately prior to his death or retirement at his normal retirement date.

5.7	In the event of the death of a Selected Grantee, the Trustee shall hold the vested Awarded Shares, and the rights thereto, (hereinafter referred to as “Benefits”) upon trust and, subject to the Trustee holding or if not holding acquiring such Awarded Shares within the Trust Fund, to transfer the same to the legal personal representatives of the deceased Selected Grantee (whose identity and contact details will be notified to the Trustee by the Board) and subject as aforesaid the Trustee shall hold the Benefits or so much thereof as shall not be transferred or applied under the foregoing powers within:

(i)	two (2) years of the death of the Selected Grantee (or such longer period as the Trustee and the Board shall agree from time to time); or

(ii)	the Trust Period (whichever is shorter), upon trust to transfer the same to the legal personal representatives of the Selected Grantee or, if the Benefits would otherwise become bona vacantia, the Benefits shall be forfeited and cease to be transferable and such Benefits shall be held as Returned Shares for the purposes of the Scheme. Notwithstanding the foregoing, the Benefits held upon the trusts hereof shall until transfer is made in accordance herewith be retained and may be invested and otherwise dealt with by the Trustee in every way as if they had remained part of the Trust Fund. The Trustee shall treat information provided to it as to the death of any Selected Grantee and the identity and contact details of their personal representative as conclusive and without being required to be made any enquiry that such information is correct.

5.8	Save as provided in Paragraph 5.6 or otherwise specified in the relevant Award Agreement, in the event of a Total Lapse, then unless the Board shall decide otherwise, all the Awarded Shares of such Award shall not vest on the relevant Vesting Date but shall become Returned Shares for the purposes of the Scheme.

5.9	In the event of a Partial Lapse, the relevant part of an Award made to such Selected Grantee shall, unless the Board otherwise agree, lapse and the relevant Awarded Shares shall not vest on the relevant Vesting Date but shall become Returned Shares for the purposes of the Scheme.

5.10	Except in the circumstances of a Total Lapse,

(i)	barring any unforeseen circumstances, unless otherwise agreed between the Board and the Trustee, at least ten (10) Business Days before the relevant Vesting Date, the Board shall confirm with the Trustee the list of Selected Grantees who have fulfilled all vesting conditions (if any) and the number of Awarded Shares to be vested on each Selected Grantee;

(ii)	the Board shall also instruct the Trustee to send to the relevant Selected Grantees referred to in Paragraph 5.10(i) (via the Company) a vesting notice together with such prescribed transfer documents which require such Selected Grantees to effect the vesting and transfer of the Awarded Shares; and

(iii)	subject to the receipt by the Trustee of transfer documents prescribed by the Trustee and duly signed by the Selected Grantees, other documents and information requested by the Trustee (if any) and a confirmation from the Company that all vesting conditions having been fulfilled, the Trustee shall:

(a)	transfer the relevant Trust Shares as Awarded Shares to the relevant Selected Grantee by way of delivery of the physical share certificates; or

(b)	transfer the relevant Trust Shares as Awarded Shares to the relevant Selected Grantee by depositing the Trust Shares into the relevant brokerage account held by the Selected Grantee.

5.11	Any Award made hereunder shall be personal to the Selected Grantee to whom it is made and shall not be assignable and no Selected Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest in favor of any other person over or in relation to the Awarded Shares referable to him pursuant to such Award or the Related Income or any of the Returned Shares under the Scheme.

5.12	For the avoidance of doubt:

(i)	a Selected Grantee shall only have a contingent interest in the Awarded Shares which are referable to such Selected Grantee subject to the vesting of such Shares in accordance with Paragraph 5.5;

(ii)	a Selected Grantee shall have no rights in the Residual Cash, the Related Income or any of the Returned Shares;

(iii)	no instructions may be given by a Selected Grantee to the Trustee in respect of the Awarded Shares, and such other properties of the Trust except when the Award becomes vested;

(iv)	the Trustee shall not exercise the voting rights in respect of any Shares held under the Trust (including but not limited to the Trust Shares, the Related Income and the Returned Shares). All other rights and powers in respect of any Shares held under the Trust (including but not limited to the Trust Shares, the Related Income and the Returned Shares) shall be exercised by the Trustee in accordance with the instructions of the Company;

(v)	a Selected Grantee shall have no rights in any fractional share arising out of consolidation of Shares (such Shares shall be deemed as Returned Shares for the purposes of the Scheme);

(vi)	in the event a Selected Grantee ceases to be eligible pursuant to Paragraph 5.8 on the relevant Vesting Date, the award of the Awarded Shares in respect of the relevant Vesting Date shall, unless the Board otherwise agree, lapse and all the unvested Awarded Shares shall not vest on the relevant Vesting Date and the Selected Grantee shall have no claims against the Company or the Trustee; and

(vii)	in the case of the death of a Selected Grantee, the Benefits shall be forfeited if no transfer of the Benefits to the legal personal representatives of the Selected Grantee is made within the period prescribed in Paragraph 5.7, the legal personal representatives of the Selected Grantee shall have no claims against the Company or the Trustee.

5.13	No Award shall be made by the Board pursuant to Paragraph 5.2 and no assets shall be delivered or made to the Trustee and no instructions to deal in the Trust Shares shall be given to the Trustee under the Scheme where any such dealing at that time would cause the Company or any Subsidiary or any Grantee to be in breach of any applicable law, rules or regulations, from time to time.

5.14	In respect of the administration of the Scheme, the Company shall comply with all applicable laws, codes or regulations including without limitation those imposed by the Listing Rules from time to time.

5.15	The deemed cash income of an Awarded Share as described in Paragraphs 6.2, 6.3, 6.4 and 6.6 shall be applied to defray the fees, costs and expenses of the Trust and the remainder will be treated as income of the Trust Fund.

6.	TAKEOVER, RIGHTS ISSUE, OPEN OFFER, SCRIP DIVIDEND SCHEME, ETC

6.1	If there occurs an event of change in control of the Company, whether by way of consummation of an offer, merger, scheme of arrangement or otherwise, the Board shall have the discretion to decide whether the Awarded Shares shall vest or lapse on the date when such change of control event becomes or is declared unconditional. On the occurrence of a change of control event and the Board has decided that the Awarded Shares should be vested, the Board shall instruct the Trustee in writing the number of Awarded Shares to be vested on each Selected Grantee and the Trustee shall send to each Selected Grantees via the Company a vesting notice together with such prescribed transfer documents which require such Selected Grantee to effect the vesting and transfer of the Trust Shares as Awarded Shares. Subject to the receipt by the Trustee of duly executed prescribed transfer documents, the Trustee shall transfer the Trust Shares as Awarded Shares to the Selected Grantees. For the purpose of this Paragraph 6.1, “control” shall mean a holding, or aggregate holdings, of 30% or more of the voting rights of the Company, irrespective of whether that holding or holdings gives de facto control.

6.2	In the event the Company undertakes an open offer of new securities in respect of any Shares which are held by the Trustee under the Scheme, the Board shall instruct the Trustee as to whether or not to subscribe for any new Shares. If the Board instructs the Trustee to subscribe for new Shares under the open offer, the Company shall provide the Trustee with the necessary funding for the subscription. In the event of a rights issue, the Board shall instruct the Trustee as to whether or not to take up any rights Shares. If the Board instructs the Trustee to take up any rights Shares, the Company shall provide the Trustee with the necessary funding. Should the Board instruct the Trustee not to take up any rights Shares, the Board shall direct the Trustee to sell such amount of the nil-paid rights allotted to it during a specific period and at a specific price range as instructed by the Company and the net proceeds of sale of such rights shall, unless otherwise instructed by the Company, be held as income of the Trust Fund and be applied in accordance with Paragraph 5.15.

6.3	In the event the Company issues bonus warrants in respect of any Shares which are held by the Trustee, the Board shall instruct the Trustee as to whether or not to subscribe for any new Shares by exercising any of the subscription rights attached to the bonus warrants. If the Board instructs the Trustee to subscribe for new Shares pursuant to the bonus warrants, the Company shall provide the Trustee with the necessary funding for the subscription. Should the Board instruct the Trustee not to exercise the subscription rights, the Board shall direct the Trustee to sell the bonus warrants created and granted to it during a specific period and at a specific price range as instructed by the Company and the net proceeds of sale of such bonus warrants shall, unless otherwise instructed by the Company, be held as income of the Trust Fund and be applied in accordance with Paragraph 5.15.

6.4	In the event the Company undertakes a scrip dividend scheme, the Board shall instruct the Trustee as to the election of scrip dividend or cash dividend. If there is an election for scrip dividend, it will be treated as Related Income and held by the Trustee in accordance with Paragraph 8.1. If there is an election for cash dividend, unless otherwise instructed by the Company, it will be treated as income of the Trust Fund and be applied in accordance with Paragraph 5.15.

6.5	In the event that the Company undertakes a consolidation of the Shares, all fractional shares arising out of such consolidation in respect of the Trust Shares shall be deemed as Returned Shares for the purposes of the Scheme and shall not be transferred to the relevant Selected Grantee on the relevant Vesting Date.

6.6	In the event of other non-cash and non-scrip distributions made by the Company in respect of Shares held upon the Trust, the Board shall direct the Trustee whether or not to dispose of such distribution. Should the Board instruct the Trustee to dispose of such distribution at a price agreed by the Company, unless otherwise instructed by the Company, the net sale proceeds thereof shall be deemed as income of the Trust Fund and shall be applied in accordance with Paragraph 5.15.

7.	SCHEME LIMIT AND ALTERATIONS

7.1	The maximum number of Shares available for Award under the Scheme shall be determined by the Board from time to time.

7.2	Notwithstanding Paragraph 7.1, the Board shall not make any further award of Awarded Shares which will result in the number of Shares awarded by the Board under the Scheme representing in excess of twenty (20) per cent. of the issued share capital of the Company from time to time.

7.3	The maximum number of Shares which may be subject to an award or awards to a Selected Grantee during any 12-month period shall not in aggregate exceed such number of Shares as permitted by applicable laws and regulations and, in the absence of a maximum number permitted by applicable laws and regulations, such number as determined by the Board from time to time.

7.4	The Scheme may be amended in any respect by a resolution of the Board provided that no such amendment shall operate to affect materially and adversely any subsisting rights of any Selected Grantee hereunder except with:

(i)	the consent in writing of Selected Grantees whose Awarded Shares amount to three-fourths (3/4) in nominal value of all Shares held by the Trustee on that date; or

(ii)	the sanction of a resolution at a meeting of Selected Grantees passed by not less than three-fourths (3/4) of the votes cast by Selected Grantees entitled to vote at the meeting.

7.5	For any meeting of Selected Grantees referred to in Paragraph 7.4 all the provisions of the Articles as to general meetings of the Company shall mutatis mutandis apply as though the Shares then held by the Trustee on behalf of Selected Grantees were a separate class of shares forming part of the share capital of the Company except that:

(i)	not less than 7 days’ notice of such meeting shall be given;

(ii)	a quorum at any such meeting shall be any two Selected Grantees present in person or by proxy unless at the time of such meeting there is only one Selected Grantee in which case a quorum shall be one Selected Grantee present in person or by proxy;

(iii)	every Selected Grantee present in person or by proxy at any such meeting shall be entitled on a show of hands to one vote, and on a poll, to one vote for each Awarded Share proposed to be awarded to him and held by the Trustee;

(iv)	any Selected Grantee present in person or by proxy may demand a poll; and

(v)	if any such meeting is adjourned for want of a quorum such adjournment shall be to such date and time not being less than 7 or more than 14 days thereafter and to such place as may be appointed by the chairman of the meeting. At any adjourned meeting those Selected Grantees who are then present in person or by proxy shall form a quorum and at least 7 days’ notice of any adjourned meeting shall be given in the same manner as for an original meeting and such notice shall state that those Selected Grantees who are then present in person or by proxy shall form a quorum.

7.6	In respect of any proposed alterations to the advantage of the Selected Grantee and where the Board considers necessary, such proposed alterations shall be approved by the Board.

8.	RELATED INCOME AND RETURNED SHARES

8.1	The Trustee shall hold the Related Income which is in the form of Shares and the Returned Shares exclusively for the benefit of all or one or more of the Grantees (including future Grantees but excluding any Excluded Grantee).

8.2	The Trustee may upon instructions by the Company:

(i)	allocate such Related Income and Returned Shares as Awarded Shares to any Selected Grantees; or

(ii)	sell such Related Income and Returned Shares, in which case the net sale proceeds thereof shall be deemed as income of the Trust Fund and shall be applied in accordance with Paragraph 5.15.

9.	DISPUTES

9.1	The Board shall have the full rights and powers to interpret the Scheme, the vesting conditions set forth in the offer letter issued to the Selected Grantee and any matters in relation to the Scheme.

9.2	Any dispute arising in connection with the Scheme shall be referred to the decision of the Board who shall act as experts and not as arbitrators and whose decision shall be final and binding.

10.	TERMINATION

10.1	The Scheme shall terminate on the earlier of:

(i)	the tenth (10th) anniversary of the Adoption Date; and

(ii)	such date of early termination as determined by the Board

provided that such termination shall not affect any subsisting rights of any Selected Grantee hereunder.

10.2	Upon termination, the Trustee shall:

(i)	subject to the receipt of the transfer documents prescribed by the Trustee and duly signed by the Selected Grantee within the period stipulated by the Trustee, transfer the Awarded Shares which shall vest on the expiry of the Trust Period (for this purpose, all unvested Awarded Rights shall become vested on the Selected Grantee so referable on such date of termination save in respect of the Total Lapse);

(ii)	sell or otherwise dispose of all the Trust Shares (which are unvested), the Related Income in the form of Shares, the Returned Shares and all such non-cash income remaining in the Trust Fund, within thirty (30) Business Days of the date of termination of the Scheme, to the extent permissible by the prevailing market conditions; and

(iii)	forthwith after the sale referred to in Paragraph 10.2(ii), remit or transfer to the Company the Residual Cash and the net proceeds of sale referred to in Paragraph 10.2(ii) hereof and such other funds remaining in the Trust (after making appropriate deductions in respect of all disposal costs, liabilities and expenses in accordance with the Trust Deed).

10.3	For the avoidance of doubt, the temporary suspension of the granting of any Award shall not be construed as a decision to terminate the operation of the Scheme.

11.	MISCELLANEOUS

11.1	The Scheme shall not form part of any contract of service or employment between the Company or any Subsidiary and any Grantee, and the rights and obligations of any Grantee under the terms of such Grantee’s office or employment shall not be affected by such Grantee’s participation in the Scheme or any right which such Grantee may have to participate in it and the Scheme shall afford such Grantee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

11.2	The grants of an Award on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year. Participation in the Scheme does not imply any right to participate, or to be considered for participation in any later operation of the Scheme. Subject to any applicable legislative requirement, any Award will not be regarded as remuneration for pensions purposes or for the purposes of calculating payments on termination of employment.

11.3	The Board shall not be obliged to arrange the transfer of any Shares within the prescribed time as specified in Paragraph 5 following an Award, if to do so would breach any applicable law or regulation or otherwise would require the Board and/or the Company to comply with additional requirements which are, in the reasonable opinion of the Board, unduly onerous or burdensome.

11.4	The Company shall bear the costs of establishing and administering the Scheme, including, for the avoidance of doubt, costs arising from communication as referred to in Paragraph 11.5, expenses incurred in the purchase of Shares by the Trustee and stamp duty and normal registration fees (i.e., not being fees chargeable by the share registrar of any express service of registration) in respect of the transfer of Shares to Selected Grantees on the relevant Vesting Date. For the avoidance of doubt, the Company shall not be liable for any tax or expenses of such other nature payable on the part of any Grantee in respect of any vesting or transfer of Shares.

11.5	Any notice or other communication between the Company and the Trustee may be given by sending the same by prepaid post or by personal delivery to, the Company’s or the Trustee’s principal place of business in Hong Kong or such other address as notified by from time to time by the party receiving such notice or communication to the sending party.

11.6	Any notice or other communication served by post shall be deemed to have been served twenty-four (24) hours after the same was put in the post.

11.7	The Company shall not be responsible for any failure by any Grantee to obtain any consent or approval required for such Grantee to participate in the Scheme as a Selected Grantee or for any tax, duty, expenses, fees or any other liability to which such Grantee’s may become subject as a result of such Grantee’s participation in the Scheme.

11.8	This Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Awards themselves) against the Company or the Trustee directly or indirectly or give rise to any cause of action at law or in equity against the Company or the Trustee.

11.9	By participating in this Scheme the Selected Grantee consents to the holding and processing of personal data provided by the Selected Grantee to the Company for all purposes relating to the operation of this Scheme. These include, but are not limited to:

(i)	administering and maintaining the Selected Grantee records;

(ii)	providing information to the Trustee, legal advisers, registrars, brokers or third-party administrators of this Scheme;

(iii)	providing information to future purchasers of the Company or the business in which the Selected Grantee works; or

(iv)	transferring information about the Selected Grantee to a country or territory outside Hong Kong.

11.10	Each and every provision hereof shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions are unenforceable they shall be deemed to be deleted from these rules of the Scheme, and any such deletion shall not affect the enforceability of the rules of the Scheme as remain not so deleted.

12.	GOVERNING LAW

12.1	The Scheme shall operate subject to the Articles and any applicable law.

12.2	The Scheme shall be governed by and construed in accordance with the laws of Hong Kong.